SUB-ITEM 77Q1:

77Q(1)(a)		Amendment No. 3 to the Declaration of Trust
is incorporated by reference to Exhibit (a)(4) to Post-Effective Amendment No. 75 to registrant's registration statement filed on July 29, 2005
(Accession No. 0000935069-05-002037)


77Q(1)(e) 	(1) The advisory agreement between the
registrant and Allegiant Asset Management Company
is incorporated by reference to Exhibit (d)(18)
to Post-Effective Amendment No. 76 to
registrant's registration statement filed on
September 28, 2005 (Accession No. 0000935069-05-
002791)

(2)	The sub-advisory agreement between Allegiant
Asset Management Company and Polaris Capital
Management, Inc. is incorporated by reference to Exhibit (d)(19) to Post-Effective Amendment No.
76 to registrant's registration statement filed on September 28, 2005 (Accession No. 0000935069-
05-002791)